Exhibit 10.33

DATED: June 26, 2019

(1) IBEX Holdings Limited

and

(2) The Resource Group International Limited

___________________________________________

SHARE SALE AND PURCHASE AGREEMENT

in relation to

Etelequote Limited

___________________________________________

Crawford House
50 Cedar Avenue
Hamilton, HM 11
Bermuda

THIS AGREEMENT is executed as a deed as of June 26, 2019.

BETWEEN:

1.
IBEX Holdings Limited, an exempted company incorporated and existing under the laws of Bermuda with registration number 52347, having a registered office at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda (the “Seller”); and

2.
The Resource Group International Limited, an exempted company incorporated and existing under the laws of Bermuda with registration number 50201, having a registered office at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda (the “Buyer”).

INTRODUCTION

(A)	The Buyer is the parent company of the Seller.

(B)	The Seller owns the Sale Shares; and

(C)	As part of a group reorganisation, the Seller wishes to sell and the Buyer wishes to purchase the Sale Shares on the terms and conditions set out in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1	INTERPRETATION

1.1	In this Agreement the following definitions shall apply:

“Aggregate Remaining Class C Preference Amount”	has the meaning given to it in the Certificate of Designation, Preferences and Rights of Series C Convertible Preference Shares relating to the Seller adopted on 21 December 2018;

“Agreement”	this Share Sale and Purchase Agreement and its Schedules;

“ASW”	ASW Law Limited;

“Business Day”	any day (other than a Saturday or Sunday) on which banks are generally open for business in Bermuda for the transaction of normal banking business;

“Company”	Etelequote Limited, an exempted limited company incorporated and existing under the laws of Bermuda with registration number 52346;

“Closing”	the closing of the sale and purchase of the Sale Shares pursuant to clause 4;

“Closing Date”	the date on which Closing occurs, being the date of this Agreement;

“Encumbrance”
any mortgage, charge, pledge, lien, hypothecation, option, restriction, right of pre-emption, assignment by way of security, reservation of title, trust, set-off, claim, third party interest or right (legal or equitable) or other encumbrance or security interest of any kind however created or arising and any other agreement or arrangement (including a sale and re-purchase arrangement) having similar effect;

“Purchase Price”	the purchase price for the Sale Shares set out in clause 3;

“Sale Shares”	7,813,493 common shares of par value US$0.0001 each in the capital of the Company;

“Schedule”	a schedule to this Agreement;

“Side Letter”	the side letter dated as of the date hereof by the Buyer, Anthony Solazzo, and Jeffrey Cox in the form attached as set forth in Exhibit A;

US$”	United States Dollar; and

“Warranties”	the representations and warranties set out in clause 5 and “Warranty” means any of them.

1.2
A reference to a “party” is a reference to a party to this Agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his or her estate and personal representatives.

1.3	Words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include firms and corporations and vice versa.

1.4	Headings in this Agreement and in the Schedules are inserted for ease of reference only and do not affect the construction of this Agreement.

2	AGREEMENT TO SELL THE SALE SHARES

The Seller shall sell and the Buyer shall purchase the Sale Shares with effect from Closing free from all and any Encumbrance and together with all rights attaching to the Sale Shares and all dividends and distributions declared, paid or made by the Company on or after Closing.

3	PURCHASE PRICE

The purchase price for the Sale Shares is US$47,900,000.00 (the “Purchase Price”) which shall be satisfied by the Buyer waiving its entitlement to the Aggregate Remaining Series C Preference Amount in an amount equivalent to the Purchase Price.

4	CLOSING

4.1	Date and Place

Closing shall take place on the Closing Date as soon as practicable following the signing of this Agreement at the offices of ASW, Crawford House, 50 Cedar Avenue, Hamilton, Bermuda.

4.2	Seller’s Obligations

At Closing, the Seller shall deliver to the Buyer:

(a)	a duly executed share transfer form for the transfer of the Sale Shares in favour of the Buyer;

(b)	a copy of the resolutions of the board of directors of the Seller approving the Seller’s entry into this agreement and related documents;

(c)	a copy of the resolutions of the board of directors of the Company approving the transfer of the Sale Shares in favour of the Buyer; and

(d)	a copy of the updated register of members of the Company reflecting the transfer of the Sale Shares.

4.3	Buyer’s Obligations

At Closing, the Buyer shall deliver to the Seller:

(a)	a duly executed share transfer form for the transfer of the Sale Shares;

(b)	the Side Letter, duly executed by the Buyer, Anthony Solazzo and Jeffrey Cox; and

(c)	a copy of the resolutions of the board of directors of the Seller approving the Seller’s entry into this agreement and related documents.

5	REPRESENTATIONS AND WARRANTIES

5.1	The Seller warrants and represents to the Buyers that:

(a)
the Company is an exempted company duly incorporated under the Companies Act 1981, as amended, on 28 February 2017 under registration number 52346 and is validly existing and in good standing under the laws of Bermuda;

(b)
the authorized capital of the Company consists of US$12,000 divided into 118,461,538 common shares of par value US$0.0001 each and 1,538,462 senior preferred shares of par value US$0.0001 each, of which the Sale Shares comprise all of the common shares issued and outstanding and 1,079,137.18 senior preferred shares are issued and outstanding, and the Sale Shares have been duly authorized and validly issued and are fully paid and non-assessable (the term “non-assessable” for the purposes of this Agreement means that no further sums are required to be paid by the Seller to the Company in connection with the issue of such shares);

(c)
the Seller has all requisite power and authority to enter into and perform this Agreement and the other documents to be entered into by it under its terms, including without limitation, the Side Letter and any requisite instrument of transfer or other transaction document;

(d)
this Agreement and the other documents to be entered into by the Seller under its terms constitute (or shall constitute when executed) valid, legal and binding obligations on the Seller enforceable on the terms of this Agreement and such other documents;

(e)	compliance with the terms of this Agreement and the documents referred to in it shall not breach or constitute a default under any of the following:

(i)	any agreement or instrument to which any of the Seller is a party or by which it is bound; or

(ii)	any order, judgment, decree or other restriction applicable to the Seller;

(f)	the Seller is the sole legal and beneficial owner of the Sale Shares; and

(g)	the Sale Shares are free from all Encumbrances and there is no agreement or commitment given to create an Encumbrance affecting the Sale Shares.

5.2	Each of the Warranties is separate and is not limited by reference to any other Warranty or any other provision in this Agreement.

5.3	The liability of the Seller to the Buyer in respect of any breach of the Warranties shall not in total exceed the Purchase Price.

6	GENERAL

6.1	Notice

(a)
All notices, requests, demands or other communications provided for herein shall be in writing and shall be addressed to the parties at their respective addresses listed in the recitals to this Agreement or addresses as the relevant party shall designate as to itself from time to time in a writing delivered in like manner.

(b)
Any notice is to be hand-delivered, electronically mailed, or sent overnight by prepaid recognized national courier service, and will be deemed to have been received: (i) if hand delivered, at the time of delivery; (ii) if sent by electronic mail, at the time of confirmed transmission; and (iii) if sent by prepaid courier, three (3) days after posting.

6.2	Costs

Each of the parties shall bear their own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Sale Shares.

6.3	Entire Agreement

6.3.1	Each party acknowledges and agrees with the other that:

a)
this Agreement together with any documents referred to in this Agreement (together the “Transaction Documents”) constitute the entire and only agreement between the parties relating to the subject matter of the Transaction Documents; and

b)
it has not been induced to enter into any Transaction Document in reliance upon, nor has it been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents.

6.3.2	Nothing in this clause 6.2 shall, however, operate to limit or exclude any liability for fraud.

6.4	Confidentiality

Each of the parties agrees that, unless otherwise required by law, regulation, or legal, judicial or administrative process or proceedings, the existence, scope and terms of this Agreement, and any information supplied hereunder or contained herein (collectively referred to as the “Proprietary Information”), is proprietary, will be kept confidential and, without the consent of the other party hereto (or, in the case of information supplied hereunder, the consent of the party supplying such information), may be disclosed only to those persons within the organizations of each of the parties, their respective counsel and other advisors who need to know of such Proprietary Information for the purposes of effecting the transactions contemplated hereby. Such person, counsel and other advisors shall be advised of the obligation to protect the Proprietary Information hereunder and shall agree, prior to receiving the Proprietary Information, to maintain its confidentiality. Notwithstanding the foregoing, Proprietary Information shall not include information already in the public domain at the time of its disclosure by a party hereto. The provisions of this clause shall survive termination of this Agreement.

6.5	Severability

If any section, term, provision, or clause thereof in this Agreement is found or held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, such invalid, void or otherwise unenforceable provision shall be replaced by another provision, as negotiated in good faith between the Parties, which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but is valid and enforceable and the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

6.6	Waiver

The failure of either party to enforce at any time a clause or part thereof of this Agreement, or the failure to require at any time performance by the other party of a clause or part thereof of this Agreement, shall in no way constitute present or future waiver of such clause or part thereof, nor in any way affect the validity of any party to enforce each and every clause of this Agreement.

6.7	Variation

No variations to this Agreement shall be effective unless made in writing and executed by both parties to this Agreement.

6.8	Counterparts

This Agreement may be executed in any number of counterparts which together shall constitute one agreement. Each party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by both parties.

6.9	Further Assurance

The Seller and the Buyer shall each execute or procure the execution of all documents, assurances, acts, matters and things to give full effect to this Agreement.

6.10	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Bermuda without recourse to its conflicts of law principles and shall be subject to the exclusive jurisdiction of the Bermuda courts.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS of which this document has been duly executed and delivered as a deed on the date stated at the beginning of this Agreement.

The Seller:

\s\ Mohammed Khaisghi

Name: Mohammed Khaishgi
Title: Director
For and on behalf of
Etelequote Limited

The Buyer:

\s\ Mohammed Khaishgi

Name: Mohammed Khaishgi
Title: Director
For and on behalf of
The Resource Group International Limited